FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2009

0-15885
(Commission File Number)

NATIONAL DATACOMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	04-2942832 (IRS Employer Identification No.)

900 Middlesex Turnpike, Billerica, Massachusetts 01821
(Address of registrant's principal executive office)

(978) 663-7677
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of National Datacomputer, Inc. (the “Company”) accepted Mr. Berens’ resignation as Director, President and Chief Executive Officer of the Company, effective September 29, 2009. Mr. Berens indicated that his resignation was due to a personal decision to pursue other interests and was not the result of any disagreements with the Company’s management or Board of Directors.

Also on September 29, 2009, the Board of Directors appointed Ms. Bruna Bucacci as the Company’s President and Chief Executive Officer. Ms. Bucacci was also appointed as a Director of the Company.  These appointments were effective as of September 29.

Ms. Bucacci has served as the Company’s Chief Operating Officer since March 2007 and Chief Accounting Officer since November 2005. Ms. Bucacci joined the Company in May 1996 as Controller. Prior to joining the Company, Ms. Bucacci was Corporate Controller for Thermedics Detection, Inc. and held various managerial positions for Thermo Electron, Inc. Ms. Bucacci is a graduate of Boston College where she received a BS degree in Mathematics and a graduate of Bentley College where she received a BS degree in Accounting.

Item 7.01. Regulation FD Disclosure

On October 5, 2009, the Company issued a press release announcing matters described in Item 5.02 above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.  The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Exhibits

(d) The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Press Release dated October 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL DATACOMPUTER, INC.

Date: October 5, 2009	By:	/s/ Bruna Bucacci
Bruna Bucacci
Chief Executive Officer